U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 09, 2008


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

   Jersey, Channel Islands                          Not applicable
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
        of Incorporation)


                                 4 Wests Centre
                                   Bath Street
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                     JE2 4ST
                             Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)


                                       N/A
             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this Item 7.01,"Regulation FD Disclosure" and Item 2.02, "Results of Operations and Financial Condition."

FOR IMMEDIATE RELEASE                                                May 9, 2008


                           Berkeley Technology Limited

                                Financial Results
                              For the Quarter Ended
                                 March 31, 2008


London,  May 9, 2008 - Berkeley  Technology  Limited (OTCBB:  BKLYY.PK,  London:
BEK.L) (the "Company") is an international venture capital and consulting firm with a focus on Silicon Valley technology companies.

The Company today reported financial results for the quarter ended March 31, 2008. The Company's consolidated net loss, computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), for the quarter ended March 31, 2008, was $(0.4) million, or $(0.01) per diluted share and $(0.09) per diluted ADR, compared with consolidated net income of $0.7 million, or $0.01 per diluted share and $0.13 per diluted ADR, for the quarter ended March 31, 2007.

A $0.9 million decrease in realized investment gains, a $0.1 million reduction in consulting fee income and a $0.1 million decline in investment income due to lower interest rates and insurance policy maturities contributed to the net loss for the quarter. During the quarter, we received a further $0.3 million payment representing the final distribution from the WorldCom, Inc. securities litigation. Along with the $1.2 million received in January 2007, this recovers part of the realized loss recorded by London Pacific Assurance Limited ("LPAL") on its WorldCom bonds in 2002.

Our intention is to continue managing the Company to create value for our shareholders. We believe that our long history of successfully investing in Silicon Valley technology companies positions us well to create value by acquiring equity positions in promising private companies. We back entrepreneurs directly with our own capital or by coinvesting with clients, or, in certain cases, we may benefit from investments made by clients if their investments are successful. In 2007, we established several new equity positions, through direct investment and through equity rights received as part of our consulting activities. We use our consulting relationships in part to generate fees that cover operating expenses. The level of consulting fees is expected to be volatile depending on the nature and extent of our work at any point in time.

                                      *****


Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Company's products and services, (ii) the success of the Company's new products and services, (iii) significant changes in net cash flows in or out of the Company's businesses, (iv) fluctuations in the performance of debt and equity markets worldwide, (v) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Company's operations, (vi) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (vii) the ability of the Company's subsidiaries to compete in their respective businesses, (viii) the ability of the Company to attract and retain key personnel, and (ix) actions by governmental authorities that regulate the Company's businesses, including insurance commissions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.


Please address any inquiries to:

Ian Whitehead                      Jersey                         (0)1534 607700
Chief Financial Officer
Berkeley Technology Limited


Form 10-Q for the quarter ended March 31, 2008

A copy of the above document will be submitted to the U.K. Listing Authority and will be shortly available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000

Berkeley Technology Limited
Condensed Consolidated Statements of Operations
Under U.S. GAAP (unaudited)
In thousands, except per share and ADS amounts

                                                                       Three Months Ended
                                                                           March 31,
                                                                  -------------------------
                                                                         2008          2007
                                                                  ...........    ..........

Revenues:
Consulting fee income                                             $       114   $       205
Investment income                                                         121           231
Realized investment gains                                                 270         1,198
                                                                  ...........   ...........

                                                                          505         1,634
Expenses:
Operating expenses                                                        950           924
Amounts credited on insurance policyholder accounts                         1            30
                                                                  ...........   ...........

                                                                          951           954
                                                                  ...........   ...........
Income (loss) before income tax expense                                  (446)          680

Income tax expense                                                          2             2
                                                                  ...........   ...........
Net income (loss)                                                 $      (448)   $      678
                                                                  ...........   ...........
                                                                  ...........   ...........




Basic and diluted earnings (loss) per share:                      $     (0.01)   $     0.01
                                                                  ...........   ...........
                                                                  ...........   ...........


Basic and diluted earnings (loss) per ADS:                        $     (0.09)  $      0.13
                                                                  ...........   ...........
                                                                  ...........   ...........


Berkeley Technology Limited
Condensed Consolidated Balance Sheets
Under U.S. GAAP (unaudited)
In thousands, except share amounts

                                                                                   March 31,   December 31,
                                                                                       2008           2007
                                                                                 ...........   ...........
                                 ASSETS

Current assets:
  Cash and cash equivalents                                                     $    14,124(1) $    14,568
  Accounts receivable, less allowances of $34 as of March 31, 2008
   and December 31, 2007                                                                443            423
  Interest receivable                                                                     9             14
  Prepaid expenses and deposits                                                         120            164
                                                                                ...........    ...........
Total current assets                                                                 14,696         15,169

Private equity investments (at lower of cost or estimated fair value)                 1,984(1)       1,984
Property and equipment, net of accumulated depreciation of $173 and $175
   as of March 31, 2008 and December 31, 2007                                            14             14
                                                                                ...........    ...........
Total assets                                                                    $    16,694    $    17,167
                                                                                ...........    ...........
                                                                                ...........    ...........

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                        $       499    $       547
   Policyholder liabilities (due in less than one year)                                 129             46
                                                                                ...........    ...........
Total current liabilities                                                               628            593

Policyholder liabilities (due in more than one year)                                     13             95
                                                                                ...........    ...........
Total liabilities                                                                       641            688
                                                                                ...........    ...........
Commitments and contingencies

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000 shares authorized;
   64,439,073 shares issued and outstanding as of March 31, 2008
   and December 31, 2007                                                              3,222          3,222

Additional paid-in capital                                                           67,811         67,789
Retained earnings                                                                     8,017          8,465
Employee benefit trusts, at cost (13,522,381 shares as of
  March 31, 2008 and December 31, 2007)                                             (62,598)       (62,598)
Accumulated other comprehensive loss                                                   (399)          (399)
                                                                                ...........    ...........
Total shareholders' equity                                                           16,053         16,479
                                                                                ...........    ...........
Total liabilities and shareholders' equity                                      $    16,694    $    17,167
                                                                                ...........    ...........
                                                                                ...........    ...........


(1) Includes $1,844 of investments  and $10,600 of cash and cash  equivalents in the Company's insurance subsidiary (LPAL) which are not currently available to fund the operations or commitments of the
    Company or its other subsidiaries.

Berkeley Technology Limited
Condensed Consolidated Statements of Cash Flows
Under U.S. GAAP (unaudited)
In thousands

                                                                                    Three Months Ended
                                                                                         March 31,
                                                                                ..........................

                                                                                       2008           2007
                                                                                ...........    ...........

Net cash used in operating activities                                           $      (712)   $      (532)


Cash flows from investing activities:
Proceeds from maturity of held-to-maturity fixed maturity securities                      -          1,000
Proceeds from maturity of available-for-sale fixed maturity securities                    -          3,000
Proceeds from WorldCom, Inc. securities litigation settlement                           270          1,198
Capital expenditures                                                                     (2)             -
                                                                                ...........    ...........
Net cash provided by investing activities                                               268          5,198
                                                                                ...........    ...........

Cash flows from financing activities:
Insurance policyholder benefits paid                                                      -         (1,703)
                                                                                ...........    ...........
Net cash used in financing activities                                                     -         (1,703)
                                                                                ...........    ...........

Net increase (decrease) in cash and cash equivalents                                   (444)         2,963
Cash and cash equivalents at beginning of period                                     14,568          6,707
                                                                                ...........    ...........
Cash and cash equivalents at end of period (1)                                  $    14,124    $     9,670
                                                                                ...........    ...........
                                                                                ...........    ...........

 (1)The amount for March 31, 2008 includes  $10,600 in the  Company's  insurance subsidiary (LPAL) which is not currently available to fund the operations or commitments of the Company or its other subsidiaries.
